Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:

Michael W. Katz

President and CEO

E Com Ventures, Inc.

954-335-9030

NASDAQ NOTIFIES E COM OF NON-COMPLIANCE DUE TO LATE FILING

OF ITS ANNUAL REPORT ON FORM 10-K

Sunrise, FL May 29, 2008— E Com Ventures, Inc. (NASDAQ: ECMV) announced today that on May 22, 2008, the Company received a Nasdaq Staff Determination Letter notifying the Company that its failure to timely file its Annual Report on Form 10-K for the fiscal year ended February 2, 2008 constitutes a failure to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14), and that the Company’s securities are therefore, subject to delisting from The Nasdaq Capital Market at the opening of business on June 2, 2008 unless the Company requests an appeal and hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The hearing request automatically stays the suspension of trading and delisting of the Company’s securities pending the issuance of the Panel’s decision.

The Company has requested an appeal and hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. The Company expects to file its Form 10-K in the near future, at which time the Company believes that it will again be in compliance with Nasdaq Marketplace Rule 4310(c)(14).

This press release may include information presented which contains forward-looking information, including statements regarding the strategic direction of the Company Some of these statements, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend,” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements of those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements are our ability to service our obligations, our ability to comply with the covenants in our credit facility, general economic conditions including a decrease in discretionary spending by consumers, competition, changes in or the lack of anticipated changes in the regulatory environment in various countries, the consummation of the previously announced merger with Model Reorg, Inc., our ability to integrate the Model Reorg business and operations into ours, the ability to raise additional capital to finance expansion, the risks inherent in new product and service introductions and the entry into new geographic markets and other factors included in our filings with the Securities and Exchange Commission.